Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 31st day of October, 2011 (the “Effective Date”), by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the “Company”), and CHRISTOPHER LEICHTWEIS (“Executive”).

W I T N E S S E T H:

WHEREAS, on the Effective Date, the Company acquired all of the outstanding capital stock of Safety and Ecology Holding Corporation and its subsidiaries (“SEC”) pursuant to terms of a Stock Purchase Agreement, dated as of July 15, 2011, by and among the Company, SEC, and Homeland Security Capital Corporation, the previous owner of all of the outstanding capital stock of SEC (the “Acquisition”), and the employment by the Company of Executive as of the Effective Date pursuant to the terms and conditions of this Agreement was a material condition precedent to the Acquisition;

WHEREAS, SEC and its subsidiaries are engaged in the business of, among other things, providing environmental, hazardous and radiological remediation infrastructure upgrades and nuclear energy services, including, facility D&D, removal and site closure, environmental safety and health services, emergency response services, design, engineering and consulting services, support for nuclear energy design, building and refurbishment and operations, and instrumentation and measurement technologies (collectively, the “Business”);

WHEREAS, Executive was a founder of SEC and has served as Chief Executive Officer of SEC since 1991, with overall responsibility for all aspects of the business development, day to day operations, safety, risk management and customer satisfaction;

WHEREAS, the Company is willing to enter into this Agreement and to provide compensation and benefits to Executive as set forth herein based upon Executive’s covenants and agreements set forth in this Agreement and the completion of the Acquisition;

WHEREAS, Executive will become a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively, “Section 409A”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth in this Agreement, the Company and Executive agree as follows:

1.            Term.  Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the Effective Date hereof and terminate four (4) years from the Effective Date (the “Term”), subject to extension by mutual agreement of the Company and Executive.

2.             Position and Duties.

2.1.
Position.  The Company agrees to employ Executive, and Executive agrees to such employment, effective as of the Effective Date, as Senior Vice President of the Company and as President of SEC, or such other positions as Executive and the Company indicate in writing as being acceptable to them.  Executive will be subject to the direction of the Board of Directors of the Company (the “Board”) and will report to the Chief Operating Officer or Chief Executive Officer of the Company, as determined by the Company.

2.2.
Location.  Executive’s duties and services shall be performed in Knoxville, Tennessee, or any other office location satisfactory to the Board of Directors, except for travel responsibilities required in the performance of Executive’s duties.

2.3.
Duties.  Excluding any periods of vacation and sick leave to which Executive is entitled, and except as otherwise provided in Section 2.4 below, Executive agrees to faithfully perform the duties of his office, and to devote his full business attention and time to the business and affairs of the Company, to the extent consistent with this Section 2.

2.4.
Other Activities.  It shall not be a violation of this Agreement for Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

3.             Compensation and Benefits.

3.1.
Annual Base Salary.  Subject to the terms of this Agreement, the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”) has set the annual base salary of Executive at Three Hundred Twenty-Four Thousand Four Hundred Eighty Dollars ($324,480) (“Base Salary”), which Base Salary is payable by the Company to Executive in equal bi-weekly installments, less appropriate withholdings and deductions in accordance with the Company’s customary payroll practices, with the amount of the Base Salary payable each year subject to adjustment as provided in Section 3.2 below.

3.2.	Adjustment to Base Salary. The Base Salary may be increased, but not be reduced, from time to time as determined by and in the sole discretion of the Compensation Committee.

3.3.
Incentive Compensation Bonus.  Subject to the terms of this Agreement, as long as Executive is an employee of the Company or a subsidiary of the Company, in addition to the Base Salary, each year during the Term the Company will pay to Executive the incentive compensation bonus, if any, that is payable pursuant to the Management Incentive Plan (the “MIP”) granted by the Company to Executive and attached hereto as Exhibit “A,” which is incorporated herein by reference; except that for calendar year 2011, the MIP Plan shall only be effective for the two (2) months beginning November 1, 2011, and ending December 31, 2011, as provided in Exhibit A attached hereto.  The MIP may be modified, changed or terminated at anytime or for any reason by the Board or Compensation Committee, in its sole discretion, in accordance with the terms of the MIP; provided, however, that the “SEC Gross Profit” performance target as provided in the MIP shall not be changed or modified during the Term of this Agreement.

3.4.
Benefits.  During the Term, Executive shall be entitled to apply to participate in all employee benefit plans that are generally made available to other senior executive officers of the Company, subject to the terms and conditions of such benefits and plans and, as such benefits and plans may be changed by the Company from time to time.

3.5.
Expenses.  During the Term, the Company shall pay directly, or reimburse Executive, for any reasonable and necessary expenses and costs incurred by Executive in connection with, or arising out of, the performance of Executive’s duties hereunder, provided that such expenses and costs shall be paid or reimbursed subject to such rules, regulations, and policies of the Company as established from time to time by the Company.

3.6.
Fringe Benefits.  During the Term, Executive shall be entitled to all fringe benefits including, but not limited to, vacation in accordance with the most favorable plans, practices, programs and policies of the Company during 12- month period immediately preceding the date of this Agreement, or, if more favorable to Executive, as in effect at any time thereafter with respect to other employees.

3.7.
Special Bonus Under Certain Conditions.  If (i) during the Term of this Agreement and during the period that the Executive is employed by the Company, the MIP is terminated for any reason and not renewed in substantially similar form as attached hereto as Exhibit A, except that the amount of the “Net Income” of the Company performance target in any renewed MIP may be changed in any manner by the Board or the Compensation Committee and, as a result of such change, the renewed MIP shall not be considered as not in substantially similar form as Exhibit A, or (ii) if the Executive’s employment with the Company is terminated by the Company without Cause or the Executive terminates his employment with the Company for Good Reason and, as a result of such termination of the Executive’s employment, this Agreement (except for those provisions contained herein which expressly provides that a party hereto has obligations or covenants hereunder to be performed after such termination) and the MIP are terminated, then, in such event, the Executive shall be entitled for each year during the remaining Term of this Agreement after such termination (as though this Agreement had not been terminated for the purposes of determining whether the Executive is entitled to a Special Bonus pursuant to this Section 3.7) to a special bonus (“Special Bonus”) on the same terms and conditions as set forth in the MIP in effect as of the date of such termination, except that the Company’s Net Income (as defined in the MIP) performance target shall no longer be considered a performance target for the purposes of determining the amount of the Special Bonus and the SEC Gross Profit (as defined in the MIP) performance target shall be the sole performance target for determining the amount of the Special Bonus for the year in question; provided, however, (a) the amount of the Special Bonus payable to the Executive for any year in question after such termination shall not exceed the sum of $600,000, (b) no Special Bonus for any particular year in question shall be payable to the Executive if the SEC Gross Profit performance target as set forth in the MIP is not met for that particular year, (c) if a Special Bonus is payable for a particular year under this Section 3.7, it shall be payable to the Executive on or before the Payment Date (as defined in the MIP), and (d) the Special Bonus is subject to all of the terms and conditions of the MIP in effect as of the date of termination except as otherwise provided in this Section 3.7.  Notwithstanding anything herein to the contrary, if the Executive’s employment with the Company is terminated (i) by the Company for Cause, (ii) by the Executive for any reason other than Good Reason, (iii) as a result of death of the Executive, or (iv) by the Company as a result of the Disability of the Executive pursuant to the terms of this Agreement, then the Executive shall not be entitled to any Special Bonus for any of the remaining years of the Term after such termination.  For the purpose of this Section 3.7, a “year” is defined as the period from January 1 to December 31.

4.             Termination.

4.1.
Termination by the Company as a Result of Death or Disability; Termination by the Company for Cause.  At any time during the Term, Executive’s employment with the Company may be terminated for the following reasons:

4.1.1	Death. Executive’s employment with the Company shall terminate automatically upon Executive’s death.

4.1.2	Disability.

4.1.2.1
Definition.  “Disability” of Executive is defined for the purposes of this Agreement as Executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

4.1.2.2
Application.  The Company may terminate Executive’s employment with the Company after establishing Executive’s Disability as set forth in this Section 4.1.2, and giving written notice of its intention to terminate Executive’s employment with the Company (“Disability Termination Notice”).  In such a case, Executive’s employment with the Company shall terminate effective on the earlier of the otherwise scheduled expiration of the Term pursuant to Section 1 or on the thirtieth (30th) day after receipt of the Disability Termination Notice, provided that Executive has not resumed full-time performance of his duties under this Agreement.

4.1.3
Cause.  Subject to the requirements of Sections 4.1.4 and 5 hereof, the Company may terminate Executive’s employment with the Company at any time for “Cause”.  For the purposes of this Agreement, “Cause” is defined as (i) the ultimate conviction (after all appeals have been decided) of Executive by a court of competent jurisdiction of, or a plea of nolo contendrere or a plea of guilty by Executive to, a felony involving moral turpitude; or (ii) willful or gross misconduct or gross neglect of duties by Executive, which is injurious to the Company or a subsidiary of the Company, provided, (a) no action or failure to act by Executive will constitute a reason for termination if Executive believed in good faith that such action or failure to act was in the Company’s best interests, or (b) that failure of Executive to perform his duties hereunder due to a Disability shall not be considered gross misconduct or willful, gross neglect of duties for any purpose; or (iii) the commission by Executive of an act of fraud or embezzlement against the Company or a subsidiary of the Company; or (iv) Executive’s willful breach of any material provision of this Agreement, provided however, that failure of Executive to perform his duties hereunder due to Disability shall not be considered as a willful breach of this Agreement.  For the purposes of this Section 4.1.3, no act or failure to act shall be considered “willful” unless done or omitted to be done by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.1.4
Payments.  Upon Executive’s separation from service with the Company as a result of the termination of Executive’s employment by the Company (i) due to Executive’s Death or Disability or (ii) for Cause, the Company shall, subject to the terms of this Agreement, pay to Executive (or in the case of Executive’s Death, Executive’s estate and/or beneficiary), in a single lump sum payment, in current funds, on the date of such termination of employment, the following:

4.1.4.1	any earned but unpaid Base Salary through the date of termination;

4.1.4.2
any amounts payable as of the date of such termination solely as a result of such separation from service pursuant to the terms of an MIP that is in effect as of the date of Executive’s termination; and

4.1.4.3
any benefits due to Executive and unpaid as of the date of such termination under any employee benefit plan of the Company and any payments due Executive and unpaid as of the date of such termination under the terms of any Company program, arrangement or agreement, excluding any severance program or policy (the amounts set forth in Sections 4.1.4.1, 4.1.4.2 and 4.1.4.3 are collectively referred to as the “Accrued Amounts”).

4.2.	Termination by the Company without Cause or Termination by Executive for Good Reason.

4.2.1
Subject to requirements of this Section 4.2.1 and Section 5 hereof, the Company may terminate Executive’s employment at any time during the Term of this Agreement without Cause and Executive may terminate his employment with the Company at any time during the Term for Good Reason.  For the purposes of this Agreement, “Good Reason” is defined as (i) the assignment to Executive of any duties inconsistent with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that he has had during the 90 day period immediately preceding the date of this Agreement; or (ii) any other action by the Company which results in a reduction in the compensation payable to Executive, or the position, authority, duties, other responsibilities, other than insubstantial and inadvertent action which is promptly remedied by the Company after receipt of notice thereof from Executive; or (iii) the Company’s requiring Executive to be based at an office or location other than that which Executive is based at on the date of this Agreement, except for travel responsibility required in the performance of Executive’s responsibilities; or (iv) any purported termination by the Company of Executive’s employment with the Company otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement; or (v) the Company’s breach of any material provision of this Agreement, except that an insubstantial or inadvertent breach by the Company which is promptly remedied by the Company after receipt of notice thereof by Executive shall not be considered a material breach.

4.2.2
Payments.  Upon Executive’s separation from service with the Company at any time prior to the expiration of the Term as a result of the Company terminating Executive’s employment with the Company without Cause, or Executive terminating his employment with the Company for Good Reason, notwithstanding anything in this Agreement to the contrary, the Company shall pay to Executive, in a single lump sum payment, in current funds, on the date of such separation from service a sum equal to the total of (i) the Accrued Amounts and (ii) an amount equal to one year’s Base Salary (based on the Base Salary being paid to Executive at the time of such separation from service).  If the Company terminates the employment of the Executive other than for Cause, or the Executive terminates his employment with the Company for Good Reason, the Company shall (i) pay on behalf of the Executive the Executive’s COBRA payments for a period of one (1) year from the date of the termination of employment of the Executive for health insurance coverage under the Company’s health insurance plan, and (ii) subject to the terms and provisions of Section 3.7 hereof, for any year remaining during the Term of this Agreement after such termination of the Executive, the Special Bonus if he is entitled to such Special Bonus for said year pursuant to Section 3.7.

4.3.
Termination by Executive for Any Reasons Other Than Good Reason.  Executive may terminate his employment with the Company at any time during the Term upon 60 days written notice to the Company.  Upon Executive’s separation from service as a result of Executive terminating his employment with the Company for any reason other than for Good Reason during the Term, the Company shall pay to Executive in a single lump sum payment on the date of such separation from service an amount equal to the Accrued Amounts, if any.

5.             Notice of Termination.

5.1.
By Company.  The Company shall not be deemed to have terminated this Agreement pursuant to the terms of Sections 4.1.4 and 4.2.1 hereof, unless and until there shall have been delivered to Executive a copy of a resolution (“Notice of Termination for Cause”) duly adopted by the affirmative vote of the Board at a meeting of the Board called and held for such purpose, stating that Executive should be terminated pursuant to Section 4.1.4 and 4.2, and specifying in writing the particulars thereof in detail.

5.2.
By Executive.  Executive shall not be deemed to have terminated this Agreement pursuant to the terms of Section 4.2 hereof, unless and until there shall have been delivered by Executive a written notice to the Company of a “Notice of Termination for Good Reason” which shall state the specific termination provision relied upon, and specifying the particulars thereof in detail.

5.3.
Termination.  Upon termination of this Agreement, this Agreement shall terminate, except for those provisions contained herein which expressly require a party hereto to perform certain obligations or covenants after the date of such termination.

6.             Stock Options.

6.1.
Grant of NQSO.  Executive is granted, effective as of the Effective Date, a nonqualified stock option (the “NQSO”) to purchase up to 250,000 shares of the common stock, par value $.001 per share, of the Company pursuant to the terms and conditions of the Nonqualified Stock Option Agreement (the “NQSO Agreement”), attached hereto as Exhibit B.  The exercise price of the NQSO will be the last reported sales price of the Company’s common stock as reported on the Nasdaq Capital Market on the Effective Date.  The NQSO and the shares of the Company’s common stock issuable upon the exercise of the NQSO are not subject to registration rights and will be governed by the terms and conditions of the NQSO Agreement and applicable securities laws.

6.2.
Acceleration of Stock Options.  If during the Term there is a Change in Control, then all of the outstanding stock options to purchase Company common stock granted to, and held by, Executive, shall immediately become vested and exercisable in full notwithstanding the vesting or exercise provisions of the stock options or the stock option plans.  For the purposes of this Agreement, a “Change in Control” shall mean any of the following:

(a)
A transaction in which any person, entity, corporation, or group (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, or a profit sharing, employee ownership or other employee benefit plan sponsored by the Company or any subsidiary of the Company): (i) will purchase any of the Company’s voting securities (or securities convertible into such voting securities) for cash, securities or other consideration pursuant to a tender offer, or (ii) will become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors; or

(b)	A change, without the approval of at least two-thirds of the Board of Directors then in office, of a majority of the Company’s Board of Directors; or

(c)	the Company’s execution of an agreement for the sale of all or substantially all of the Company’s assets to a purchaser which is not a subsidiary of the Company; or

(d)	the Company’s adoption of a plan of dissolution or liquidation; or

(e)	the Company’s closure of the Company’s facility where Executive works; or

(f)
the Company’s execution of an agreement for a merger or consolidation or other business combination involving the Company in which the Company is not the surviving corporation, or, if immediately following such merger or consolidation or other business combination, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who are stockholders of the Company immediately prior to such merger or consolidation or other business combination; or

(g)	such event that is of a nature that is required to be reported in response to Item 5.01 of Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act.

7.            Confidentiality of Trade Secrets and Business Information.  Executive agrees that he will not, at any time during Executive’s employment with the Company and for a period of two (2) years thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary of the Company (collectively, “Confidential Information”), obtained during the course of such employment, except for disclosures and uses required in the course of such employment with the Company or with the written permission of the Company or, as applicable, any subsidiary of the Company, or as may be required by law, or such information that has become part of the public domain through no effort or act on the part of Executive prior to such disclosure or use by Executive.  If Executive receives notice that any party will seek to compel him by process of law to disclose any Confidential Information, Executive shall promptly notify the Company and cooperate with the Company in seeking a protective order against such disclosure.

8.            Return of Information.  Executive agrees that at the time of any termination of Executive’s employment with the Company, whether at the instance of Executive or the Company, and regardless of the reasons therefore, Executive will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical (including electronic) matter containing Confidential Information and other information relating to the business of the Company or any subsidiary or affiliate of the Company, including, but not limited to, SEC or any subsidiaries of SEC, which are in Executive’s possession, except as otherwise consented in writing by the Company at the time of such termination.  The foregoing shall not prevent Executive from retaining copies of personal diaries, personal notes, personal address books, personal calendars, and any other personal information (including, without limitation, information relating to Executive’s compensation), but only to the extent such copies do not contain any Confidential Information.

9.            Noninterference.  During Executive’s employment with the Company and for a period of two (2) years following Executive’s termination of employment with the Company for any reason, Executive agrees not to, directly or indirectly, recruit, solicit or induce, any employees, consultants or independent contractors of the Company, any entity in which the Company has made a significant investment, or any subsidiary of the Company, including, but not limited to, SEC or any subsidiaries of SEC, (each, a “Restricted Entity”), to terminate, alter or modify their employment or other relationship with the Company or any Restricted Entity.  During Executive’s employment with the Company and for a period of two (2) years following any termination thereof, Executive agrees not to, directly or indirectly, solicit any customer or business partner of the Company or any Restricted Entity to terminate, alter or modify its relationship with the Company or the Restricted Entity or to interfere with the Company’s or any Restricted Entity’s relationships with any of its customers or business partners on behalf of any enterprise that directly or indirectly competes with the Company or the Restricted Entity.

10.          Non-Compete Covenants.  As a material condition to the Company entering into this Agreement and in connection with the acquisition by the Company of all of the outstanding capital stock of SEC, Employee hereby agrees that he will not during his employment with the Company or with any subsidiary of the Company and in the event that the Executive’s employment with the Company or any subsidiary of the Company is terminated (i) for Cause or by the Executive for any reason other than Good Reason for a period of two (2) years following Employee’s termination of employment with the Company or any subsidiary of the Company, or (ii) by the Company without Cause or by the Executive for Good Reason for a period of one (1) year following Employee’s termination of employment with the Company or any subsidiary of the Company, directly or indirectly, by or for himself, or as an agent, representative or employee of another, or through others as their agent, representative or employee, or by and through any joint venture, partnership, corporation, limited liability company or other business entity in which he has a direct or indirect interest own, manage, operate, control, or be engaged in any business, or be connected with or employed as an officer, employee, partner, director, consultant, agent or otherwise in, or be involved with, any business that (a) competes, directly or indirectly, with the Business of the Company and/or or any subsidiary of the Company, including, but not limited to, SEC or any subsidiaries of SEC, or (b) conducts any other related business or businesses similar to the Business of the Company and/or or any subsidiary of the Company, including, but not limited to, SEC or any subsidiaries of SEC, or enter into or carry on a business, one of the activities of which is similar to the Business of the Company and/or or any subsidiary of the Company or the activities of the Business of the Company and/or or any subsidiary of the Company.   Notwithstanding the above,  Executive may hold stock in a competing entity if said ownership is (y) not a direct purchase, but merely part of a mutual-like fund investment made by its investment advisor, provided that, Executive’ ownership of such stock does not represent more than 2% of the issued and outstanding shares of voting stock, or securities convertible into such voting stock, of such entity; or (z) is limited to 2%, on a fully-diluted basis, of the total shares of common stock of a corporation having securities listed on a national or foreign stock exchange or quoted on an automated quotation system.

11.           Enforcement.  Executive acknowledges and agrees that:  (i) the purpose of the covenants set forth in Sections 7 through 10 above is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company in the event Executive breached any such covenants; and (iii) remedies at law (such as monetary damages) for any breach of Executive’s obligations under Sections 7 through 10 would be inadequate.  Executive therefore agrees and consents that if Executive commits any breach of a covenant under Sections 7 through 10, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.  In addition, if the Company is required to bring legal action to enforce any of covenants of the Executive contained in Sections 7 through 10, the prevailing party shall reimburse the other party for its or his reasonable attorneys’ fees and cost incurred as a result thereof.  Executive shall pay to the Company or reimburse the Company for any and all expenses and reasonable attorneys’ fees incurred by the Company as a result of such breach.  If any portion of Sections 7 through 10 is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions.  If any of the covenants of Sections 7 through 10 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

12.           Indemnification.  The Company shall indemnify Executive and hold him harmless against any and all losses, liabilities, damages, expenses (including reasonable attorneys’ fees) judgments, fines and amounts paid in settlement incurred by or assessed against Executive in connection with any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including any action by or in the right of the Company, by reason of any act or omission to act in connection with the performance of his duties hereunder that occurs during the Term of this Agreement to the fullest extent that the Company is permitted to indemnify a director, officer or employee against the foregoing under applicable law; provided, however, that the Company shall not indemnify or hold harmless Executive for any such act or omission occurring or arising prior to or after the Term of this Agreement or which is in violation of applicable law.

13.           Executive’s Representations.  Executive acknowledges that before signing this Agreement, Executive was given the opportunity to read it, evaluate it and discuss it with Executive’s personal advisors.  Executive further acknowledges that the Company has not provided Executive with any legal advice regarding this Agreement.

14.           Section 409A.

14.1.
6-Month Delay.  If any amounts that become due under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment of such amounts shall not commence until Executive incurs a “separation from service.”  Notwithstanding anything herein to the contrary, if Executive is a “specified employee,” for purposes of Section 409A of the Code, on the date on which he incurs a separation from service, any payment hereunder that provides for the “deferral of compensation” within the meaning of Section 409A of the Code shall not be paid prior to the first business day after the date that is six months following Executive’s “separation from service;” provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of Executive’s death prior to the end of the six-month period. Within 10 business days after the end of such six months, Executive shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence.  Thereafter, Executive shall receive any remaining benefits as if there had not been an earlier delay.

14.2.
Certain Definitions.  For purposes of this Agreement, the term “separation from service” shall have the meaning set forth in Section 409A(a)(2)(i)(A) of the Code and determined in accordance with the default rules under Section 409A of the Code.  The term “specified employee” shall have the meaning set forth in Section 409A(a)(2)(B)(1) of the Code, as determined in accordance with the uniform methodology and procedures adopted by the Employer and then in effect.

14.3.
Reimbursements.  Anything in this Agreement to the contrary notwithstanding, no reimbursement payable to Executive pursuant to any provisions of this Agreement or pursuant to any plan or arrangement of the Company covered by this Agreement shall be paid later than the last day of the calendar year following the calendar year in which the related expense was incurred, except to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code. No amount reimbursed during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year.

14.4.
Intent.  The provisions of this Agreement are intended to satisfy the applicable requirements of Section 409A of the Code with respect to amounts subject thereto and shall be performed, interpreted and construed consistent with such intent. If any provision of this Agreement does not satisfy such requirements or could otherwise cause Executive to recognize income under Section 409A of the Code, Executive and the Company agree to negotiate in good faith an appropriate modification to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code or otherwise causing the recognition of income thereunder.

15.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered (a) personally, (b) by facsimile with evidence of completed transmission, or (c) delivered by overnight courier to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:	Perma-Fix Environmental Services, Inc. 8302 Dunwoody Place, Suite 250 Atlanta, Georgia 30350 Attn: President
If to Executive:	Christopher Leichtweis 129 Clear Cove Court Lenoir City, Tennessee 37772

16.           Assignment and Successors.  This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and permitted assigns and (ii) Executive and his heirs, executors and personal representatives.  The Company may assign this Agreement to another corporation in which the Company merges into or consolidates with or to which the Company may sell all or substantially all of its assets; provided however, that prior to such merger, consolidation or sale, the assignee expressly assumes and agrees to perform this Agreement in writing in form and substance reasonably satisfactory to Executive.

17.           Governing Law; Amendment.  This Agreement shall be governed by and construed in accordance with the laws of Delaware, without reference to principles of conflict of laws.  This Agreement may not be amended or modified except by a written agreement executed by Executive and the Company or their respective successors and legal representatives.

18.           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

19.           Tax Withholding.  Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

20.           No Waiver.  Executive’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.  Any provision of this Agreement may be waived by either party; provided that both parties agree to such waiver in writing.

21.           Offset.  If the Executive’s employment with the Company or any subsidiary of the Company is terminated for Cause or the Executive terminates his employment with the Company or any subsidiary of the Company for any reason other Good Reason, then the amounts payable to Executive under any of the provisions of this Agreement shall be subject to offset and may be reduced by any circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against Executive.

22.           Conflict.  If there is a conflict between this Agreement and the Incentive Plan, this Agreement shall be controlling, except the MIP will control only as to a conflict relating to the payment of any amounts due under the MIP.

23.           Headings.  The Section headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

24.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements, whether written or oral, with respect thereto.

25.           Duration of Obligations.  The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment to the extent necessary to give effect to such rights and obligations.

26.           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

27.           Supersession.  This Employment Agreement supersedes and replaces in all respects any prior employment agreement between Executive and SEC and/or any subsidiaries of SEC (“Previous Employment Agreement”), and each Previous Employment Agreement is hereby terminated in all respects as of the Effective Date.

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:	/s/Louis Centofanti
Name:	Dr. Louis F. Centofanti
Title:	President

/s/Christopher P. Leichtweis
CHRISTOPHER LEICHTWEIS

(the “Executive”)